                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                             Eagle USA Airfreight
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                       [EAGLE USA AIRFREIGHT, INC. LOGO]

January 13, 1997

Dear Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Eagle USA Airfreight, Inc. (the "Company") to be held at 10:00 a.m. on Friday, February 21, 1997 at The Hotel Sofitel, 425 North Sam Houston Parkway East, Houston, Texas 77060.

     At the meeting, you will be asked to consider and vote upon (1) the election of six directors; (2) the approval of the appointment of the Company's independent public accountants; and (3) such other business as may properly come before the meeting or any adjournment thereof.

     We hope you will find it convenient to attend in person. Whether or not you expect to attend, to assure representation at the meeting and the presence of a quorum, please date, sign and promptly mail the enclosed proxy in the return envelope provided.

     A copy of the Company's 1996 Annual Report to Shareholders is also enclosed.

                                            Sincerely,

                                            /s/ JAMES R. CRANE
                                            -----------------------------------
                                            James R. Crane
                                            Chairman of the Board and President

                           EAGLE USA AIRFREIGHT, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 21, 1997

To The Shareholders of
Eagle USA Airfreight, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Eagle USA Airfreight, Inc. (the "Company") will be held at The Hotel Sofitel, 425 North Sam Houston Parkway East, Houston, Texas 77060 on Friday, February 21, 1997 at 10:00 a.m. for the following purposes:

     (1) to elect six members to the Board of Directors for the ensuing year;

     (2) to approve the appointment of Price Waterhouse LLP as independent public accountants of the Company for the fiscal year ending September 30, 1997; and

     (3) to transact such other business as may properly come before the meeting.

     The Company has fixed the close of business on December 27, 1996 as the record date for determining shareholders entitled to notice of, and to vote at, such meeting or any adjournment thereof.

     You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, you are requested to mark, sign, date and return the accompanying proxy as soon as possible.

                                            By Order of the Board of Directors

                                            /s/ DOUGLAS A. SECKEL
                                            ----------------------------------
                                            Douglas A. Seckel
                                            Secretary

January 13, 1997
3214 Lodestar
Houston, TX 77032

                           EAGLE USA AIRFREIGHT, INC.
                                 3214 LODESTAR
                              HOUSTON, TEXAS 77032

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Eagle USA Airfreight, Inc., a Texas corporation (the "Company"), to be voted at the 1997 Annual Meeting of Shareholders (the "Annual Meeting") to be held at The Hotel Sofitel, 425 North Sam Houston Parkway East, Houston, Texas 77060 on Friday, February 21, 1997 at 10:00 a.m., and any and all adjournments thereof.

     This statement and the accompanying form of proxy are first being mailed to shareholders on or about the week of January 13, 1997. In addition to the solicitation of proxies by mail, regular officers and employees of the Company may, without additional compensation, solicit the return of proxies by mail, telephone, telegram or personal contact. The Company will pay the cost of soliciting proxies in the accompanying form. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock.

VOTING SECURITIES

     Shareholders of record as of December 27, 1996, the record date for determining persons entitled to notice of, and to vote at, the Annual Meeting, are entitled to vote on all matters at the Annual Meeting and at any adjournments thereof. On that date, the issued and outstanding capital stock of the Company consisted of 17,570,421 shares of Common Stock, par value $0.001 per share (the "Common Stock"), each of which shares is entitled to one vote on each matter submitted to a vote of shareholders. Cumulative voting is not allowed. No other voting class of stock is outstanding. The holders of shares representing a majority of the votes of the issued and outstanding stock entitled to vote, present in person or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting.

     All duly executed proxies received prior to the Annual Meeting will be voted in accordance with the choices specified thereon and, in connection with any other business that may properly come before the meeting, in the discretion of the persons named in the proxy. As to any matter for which no choice has been specified in the proxy, the shares represented thereby will be voted by the persons named in the proxy, to the extent applicable, (1) for the election as a director of each nominee listed herein; (2) for the appointment of Price Waterhouse LLP as independent public accountants of the Company for the fiscal year ended September 30, 1997; and (3) in the discretion of the persons named in the proxy in connection with any other business that may properly come before the meeting. A shareholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by delivering written notice to the Secretary of the Company or by delivering a properly executed proxy bearing a later date. A shareholder who attends the Annual Meeting may, if he or she wishes, vote by ballot at the Annual Meeting and that vote will cancel any proxy previously given. Attendance at the Annual Meeting will not in itself, however, constitute the revocation of a proxy.

     Proxies indicating shareholder abstentions will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will not be voted on any matter and therefore will have the same effect as a vote against a matter, except in the case of director elections, which are determined by a plurality of votes cast, as to which those abstentions will have no effect. Shares represented by "broker nonvotes" (i.e., shares held by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter) will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will not be voted on any matter, and thus will be disregarded in the calculation of "votes cast" with respect to that matter (even though those shares may be considered as entitled to vote or be voted on other matters). Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed as election inspectors for the Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The table below sets forth information concerning (i) the only persons known by the Company, based on statements filed by such persons pursuant to
Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to own beneficially in excess of 5% of the Common Stock as of November 30, 1996 and (ii) the shares of Common Stock beneficially owned, as of November 30, 1996, by each director, the Chief Executive Officer and the three other executive officers who were serving at the end of the Company's last fiscal year and by all executive officers and directors collectively. Except as indicated, each individual has sole voting power and sole investment power over all shares listed opposite his name.

                                                                                           PERCENT
                                                                AMOUNT AND NATURE OF     OF STOCK(2)
           NAME AND ADDRESS OF BENEFICIAL OWNER(1)              BENEFICIAL OWNERSHIP      (ROUNDED)
--------------------------------------------------------------  --------------------     -----------
Directors and Executive Officers:
  James R. Crane..............................................       10,177,378              58.0%
  Daniel S. Swannie(3)........................................        1,547,758               8.8%
  Donald P. Roberts...........................................          609,938(4)            3.4%
  Douglas Seckel..............................................          165,976               1.0%
  William P. O'Connell........................................               --                --
  Neil E. Kelley..............................................               --                --
  Frank J. Hevrdejs...........................................               --                --
Executive Officers and Directors as a Group (7 persons).......       12,501,050(5)           71.2%
Pilgrim Baxter & Associates...................................        1,221,900(6)            7.0%

---------------

(1) The business address of each director and executive officer is c/o Eagle USA Airfreight, Inc., 3214 Lodestar, Houston, Texas 77032.

(2) The table includes shares of Common Stock that can be acquired through the exercise of options, warrants or convertible securities within 60 days. The percent of the class owned by each person has been computed assuming the exercise of all options, warrants and convertible securities deemed to be beneficially owned by that person, and assuming that no options, warrants or convertible securities held by any other person have been exercised.

(3) Mr. Swannie resigned as an executive officer of the Company on October 17, 1996 and as a director of the Company on December 27, 1996.

(4) Includes 200,000 options exercisable within 60 days of November 30, 1996.

(5) Includes 200,000 options exercisable by Donald P. Roberts within 60 days of November 30, 1996.

(6) Based on a filing made with the SEC reflecting ownership of Common Stock as of September 30, 1996. The address of Pilgrim Baxter & Associates is 1255 Drummers Lane, Suite 300, Wayne, Pennsylvania 19087.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     The persons designated as proxies in the enclosed proxy card intend, unless the proxy is marked with contrary instructions, to vote for the following nominees as directors to serve until the 1998 Annual Meeting of Shareholders and until their successors have been duly elected and qualified: Mr. James R. Crane; Mr. Donald P. Roberts; Mr. Douglas A. Seckel; Mr. William P. O'Connell; Mr. Neil
E. Kelley; and Mr. Frank J. Hevrdejs. The Board of Directors has no reason to believe that any nominee for election as a director will not be a candidate or will be unable to serve, but if for any reason one or more of these nominees is unavailable as a candidate or unable to serve when election occurs, the persons designated as proxies in the enclosed proxy card, in the absence of contrary instructions, will in their discretion vote the proxies for the election of any of the other nominees or for a substitute nominee or nominees, if any, selected by the Board of Directors. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of each nominee for director. Subsequent to the resignation of Daniel
S. Swannie as a director in December 1996, the size of the Company's Board was set at six directors.

NOMINEES

     The following sets forth information concerning the six nominees for election as directors at the Annual Meeting, including information as to each nominee's age as of November 30, 1996, position with the Company and business experience during the past five years.

     JAMES R. CRANE, age 42, has served as President and a director of the Company since he founded the Company in March 1984. Prior to the organization of the Company, Mr. Crane had been employed by other air freight forwarders. Mr. Crane has a total of 14 years' experience in the transportation industry.

     DONALD P. ROBERTS, age 44, has served as Chief Marketing Officer of the Company since October 1994 and has served as a director of the Company since May 1995. Mr. Roberts served as Regional Sales Manager of the Company between January 1985 and October 1994. From 1980 to 1984, he served in various sales positions with McLean Trucking and ANR Trucking. Mr. Roberts has a total of 21 years' experience in the transportation industry.

     DOUGLAS A. SECKEL, age 45, has served as Chief Financial Officer of the Company since April 1989, has served as Secretary and Treasurer of the Company since May 1991 and has served as a director of the Company since May 1995. From 1984 through 1989, he served as finance director for the City of Bellaire, Texas. Mr. Seckel and Mr. Crane are first cousins.

     WILLIAM P. O'CONNELL, age 57, has served as a director of the Company since May 1995. Mr. O'Connell has served as the President and Chief Executive Officer of AIM, Inc., a materials handling systems and equipment company, since 1988.

     NEIL E. KELLEY, age 37, has served as a director of the Company since September 1995. Mr. Kelley has served as an Executive Director of the Vitol Group of Companies, an international oil supply, trading and refining company, since 1990. In addition, Mr. Kelley is Chairman of Vitol Gas & Electric and North Atlantic Refining Limited, subsidiary companies of the Vitol Group. Mr. Kelley is also an outside director of Quantum Energy Technologies, an energy technology development company based in Cambridge, Massachusetts.

     FRANK J. HEVRDEJS, age 51, has served as a director of the Company since December 1995. Mr. Hevrdejs is a Co-founder and a principal of The Sterling Group, Inc., a private financial organization engaged in the acquisition and ownership of operating businesses since 1982. He served as President of The Sterling Group, Inc. from 1982 to 1989 and from 1994 to the present. Since 1989, he has served as Chairman of First Sterling Ventures Corp. Mr. Hevrdejs also serves as a director for Mail-Well Holdings, Inc. and Sterling Chemical Holdings, Inc.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

     Directors not employed by the Company or any of its subsidiaries ("Outside Directors") receive an annual retainer of $10,000. Directors who are also employees of the Company receive no payment for serving as directors. All directors are reimbursed for travel and lodging expenses of attending meetings. Under the Company's Nonemployee Director Stock Option Plan (the "Nonemployee Stock Option Plan"), each current Outside Director has been granted options to purchase 20,000 (as adjusted for the two-for-one stock split, effective August 1, 1996) shares of Common Stock. Thereafter, each additional Outside Director will be automatically granted nonqualified options to purchase 10,000 shares of Common Stock, generally on the date that person first becomes an Outside Director of the Company. In addition, beginning in 1996, each Outside Director serving on the day after the date of the annual meeting of shareholders will automatically be granted options to purchase an additional 10,000 shares of Common Stock, subject to the availability for issuance of those shares under the Nonemployee Director Plan. During the fiscal year ended September 30, 1996, options to purchase 20,000 shares were granted to each of Messrs. O'Connell, Kelley and Hevrdejs at an exercise price per share of $8.25, $8.25 and $12.13, respectively.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company held four meetings during the fiscal year ended September 30, 1996, and transacted business on one occasion during the year by unanimous written consent.

     The Board of Directors has an Audit Committee which, during the fiscal year ended September 30, 1996, consisted of Messrs. Swannie, O'Connell and Kelley. The function of the Audit Committee is to meet with the internal financial staff of the Company and the independent public accountants engaged by the Company to review (i) the scope and findings of the annual audit, (ii) quarterly financial statements, (iii) accounting policies and procedures and the Company's financial reporting, and (iv) the internal controls employed by the Company. The Audit Committee also recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements, and reviews the fees charged for audits and for any nonaudit engagements. The Committee's findings and recommendations are reported to management and the Board of Directors for appropriate action. The Audit Committee did not meet during fiscal 1996, but met during October 1996 and December 1996 to discuss the Company's results for fiscal 1996. Mr. Swannie resigned from the Board on December 27, 1996 and, consequently, no longer serves on this committee.

     The Board of Directors has a Compensation Committee which consists of Messrs. O'Connell and Kelley whose function is to consider and act upon management's recommendations to the Board of Directors on salaries, bonuses and other forms of compensation for the Company's executive officers and certain other key employees. The Compensation Committee has been appointed by the Board of Directors to administer the Company's stock option plans. The Compensation Committee held one meeting during fiscal 1996.

     The Board of Directors does not have a standing Nominating Committee.

     During the fiscal year ended September 30, 1996, each director attended at least 75% of the aggregate of the total number of Board of Directors' meetings and of meetings of committees of the Board of Directors on which he served.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

     Based solely on its review of the copies of such forms received by the Company, and on written representations by the Company's officers and directors regarding their compliance with the filing requirements, the Company believes that during the fiscal year ended September 30, 1996, all reports required by
Section 16(a) to be filed by its directors, officers and greater than 10% beneficial owners were filed on a timely basis, except that Mr. Frank J. Hevrdejs filed a late Form 3.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the annual and long-term compensation for the Company's Chief Executive Officer and its other three executive officers (collectively, the "Named Executives"), as well as the total compensation paid to each Named Executive for the Company's fiscal years ended September 30, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                                        AWARDS
                                       ANNUAL COMPENSATION                           ------------
          NAME AND                    ---------------------       OTHER ANNUAL          STOCK            ALL OTHER
     PRINCIPAL POSITION       YEAR    SALARY($)    BONUS($)    COMPENSATION($)(1)     OPTIONS(#)     COMPENSATION($)(2)
----------------------------  ----    ---------    --------    ------------------    ------------    ------------------
James R. Crane..............  1996    $521,066     $240,490            --                    --           $ 14,042
  President, Chief            1995    $521,066     $22,500             --                    --           $ 16,255
  Executive Officer,
  Chairman of Board of
  Directors
Daniel S. Swannie...........  1996    $188,462     $196,892            --                    --           $ 11,055
  Chief Operating             1995    $150,000     $22,500             --                    --           $ 11,304
  Officer
Donald P. Roberts...........  1996    $188,462     $196,892            --               400,000(3)        $  7,500
  Chief Marketing             1995    $150,000     $22,500             --                    --           $  7,500
  Officer
Douglas A. Seckel...........  1996    $121,538     $73,061             --                    --           $  7,500
  Chief Financial             1995    $110,000     $19,217             --                    --           $  7,500
  Officer, Secretary and
  Treasurer

---------------

(1) For the fiscal years 1995 and 1996, the Named Executives did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites and other personal benefits which are not shown because the aggregate amount of such compensation, if any, for each Named Executive during each of those fiscal years did not exceed the lesser of $50,000 or 10% or total salary and bonus reported for that Named Executive.

(2) For the fiscal year 1995, all other compensation consists of premiums of $6,405 and $1,810 paid by the Company under a life insurance policy and premiums of $2,350 and $1,994 under a disability insurance policy for Mr. Crane and Mr. Swannie, respectively, and contributions of $7,500 by the Company under its 401(k) Profit Sharing Plan for each Named Executive. For the fiscal year 1996, all other compensation consists of premiums of $4,490 and $1,810 paid by the Company under a life insurance policy and premiums of $2,052 and $1,745 under a disability insurance policy for Mr. Crane and Mr. Swannie, respectively, and contributions of $7,500 by the Company under its 401(k) Profit Sharing Plan for each Named Executive.

(3) For the fiscal year 1996, Mr. Roberts was granted 400,000 options to purchase Common Stock of the Company, as adjusted for the two-for-one stock split effective August 1, 1996.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning Options/SARs granted during fiscal 1996 to the Named Executives:

                                                 INDIVIDUAL
                                                   GRANTS                                          POTENTIAL REALIZABLE
                                 NUMBER OF      ------------                                     VALUE AT ASSUMED ANNUAL
                                 SECURITIES      % OF TOTAL                                        RATES OF STOCK PRICE
                                 UNDERLYING     OPTIONS/SARS                                     APPRECIATION FOR OPTION
                                OPTIONS/SARS     GRANTED TO       EXERCISE OR                            TERM(3)
                                  GRANTED       EMPLOYEES IN      BASE PRICE       EXPIRATION    ------------------------
             NAME                  (#)(1)       FISCAL YEAR     ($/SHARE)(1)(2)       DATE         5%($)         10%($)
------------------------------  ------------    ------------    ---------------    ----------    ----------    ----------
James R. Crane................          --            --                --                --             --            --
Daniel S. Swannie.............          --            --                --                --             --            --
Donald P. Roberts.............     200,000          19.4             12.38           1/03/03     $1,007,574    $2,348,075
Donald P. Roberts.............     200,000          19.4             14.00           4/10/03     $1,139,881    $2,656,407
Douglas A. Seckel.............          --            --                --                --             --            --

---------------

(1) Adjusted for 2-for-1 stock split effective August 1, 1996.

(2) The exercise price of the options granted is equal to the market value of the Company's Common Stock on the date of grant.

(3) Potential realizable value of each grant assumes that the market prices of the underlying security appreciates at annualized rates of 5% and 10% over the term of the award. Actual gains, if any, on stock option exercises are dependent on the future performance of Common Stock and overall market conditions. There can be no assurance that the amounts reflected on this table will be achieved.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the unexercised options to purchase the Common Stock held by the Named Executives at September 30, 1996. None of the Named Executives exercised any stock options during the fiscal year ended September 30, 1996.

                                                                     NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED               IN-THE-MONEY
                                        SHARES                            OPTIONS AT                      OPTIONS AT
                                       ACQUIRED       VALUE            FISCAL YEAR-END              FISCAL YEAR-END ($)(2)
                                          ON         REALIZED    ----------------------------    ----------------------------
               NAME                   EXERCISE(#)     ($)(1)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------------------   -----------    --------    -----------    -------------    -----------    -------------
James R. Crane.....................          --           --            --              --              --               --
Daniel S. Swannie..................          --           --            --              --              --               --
Donald P. Roberts..................          --           --            --         200,000(3)           --        2,725,000
Donald P. Roberts..................          --           --            --         200,000(3)           --        2,400,000
Douglas A. Seckel..................          --           --            --              --              --               --

---------------

(1) Value realized is calculated based on the difference between the option exercise price and the closing market price of the Company's Common Stock on the date of exercise, multiplied by the number of shares underlying the options.

(2) Value of unexercised in-the-money options is calculated based upon the difference between the option price and the closing price of the Company's Common Stock at fiscal year-end, multiplied by the number of shares underlying the options. The closing price of the Company's Common Stock, as reported on the NASDAQ Stock Market on September 30, 1996 was $26.00.

(3) Adjusted for two-for-one stock split effective August 1, 1996.

CERTAIN TRANSACTIONS

     At the time of the completion of the Company's initial public offering, the Company restructured its subsidiaries. Prior to that restructuring, the Company owned 70% of the common stock of Eagle USA Transportation Services, Inc. and Eagle USA Import Brokers, Inc., and 50% of the common stock of the Eagle Freight Services, Inc., C&D Freight Services of California, Inc. and Freight Services Management, Inc. (such entities are collectively referred to as the "Eagle Subsidiaries"). The remaining outstanding shares of common stock of the Eagle Subsidiaries were owned by James R. Crane, the Company's Chairman of the Board. Shortly before the closing of the Company's initial public offering, each of the Eagle Subsidiaries became a wholly owned subsidiary of the Company and Mr. Crane received 446,050 shares (as adjusted for the two-for-one stock split) of Common Stock from the Company, as consideration for his shares of common stock of the Eagle Subsidiaries.

     Eagle Freight Services, Inc. and C&D Freight Services of California, Inc. (together, "Eagle Freight Services") provides local pickup and delivery services to the Company. During the fiscal year ended September 30, 1996 and prior to the restructuring described above, the Company paid Eagle Freight Services $2.9 million for such services.

     Eagle USA Transportation Services, Inc. provides truck brokerage services to the Company. During the fiscal year ended September 30, 1996 and prior to the restructuring described above, the Company paid Eagle USA Transportation Services $2.2 million for such services.

     The Company provides air freight forwarding and other transportation and logistics services, and Eagle Freight Services provides local pickup and delivery services, to Freight Services Management, Inc. During the fiscal year ended September 30, 1996 and prior to the restructuring described above, the Company was paid $187,000 for such services and Eagle Freight Services was paid $197,000 for such services.

     James R. Crane, the Company's Chairman of the Board, owns 50% (and during 1995 owned 100%) of the common stock of an entity that leases an aircraft to the Company. From time to time, employees of the Company utilize the passenger aircraft owned by that entity in connection with travel associated with the Company's business, for which the Company makes payments to that entity. Those payments were $72,000 during the fiscal year ended September 30, 1996.

     The Company has periodically made short-term unsecured loans bearing interest at a bank's prime rate to its executive officers for their personal use and, in certain cases involving Mr. Crane, for other business ventures. During fiscal 1996, Mr. Crane, Mr. Swannie and Mr. Roberts repaid the Company $230,000, $200,000 and $317,000, respectively, pursuant to such loans. As of September 30, 1996, no loans by the Company to executive officers were outstanding.

     The Company has entered into a tax indemnification agreement with Messrs. Crane, Swannie, Roberts and Seckel which provides for, among other things, the indemnification of those shareholders for any losses or liabilities with respect to any additional taxes (including interest, penalties and legal fees) resulting from the Company's operations during the period it was an S Corporation.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

     The Company's executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareholder returns by achieving both short- and long-term strategic Company goals. The programs link each executive's compensation directly to individual and Company performance. A significant portion of each executive's total compensation is variable and dependent upon the attainment of strategic and financial goals, individual performance objectives, and the appreciation in value of the Common Stock.

     There are three basic components to the Company's performance-based compensation system: base pay; annual incentive bonus; and long-term equity-based incentive compensation. Each component is addressed in the context of individual and Company performance and competitive conditions. In determining competitive compensation levels, the Company analyzes data that includes information regarding the general freight forwarding industry as well as other transportation companies. A comparison of the Company's financial performance with that of the companies and indices shown in the Performance Graph is only one of the many factors considered by the Committee to determine executive compensation.

     Actual individual awards and changes in remuneration to the individual executives are determined by the Committee. The Chief Executive Officer works with the Committee in the design of the plans and makes recommendations to the Committee regarding the salaries and bonuses of Company employees that report directly to him. Grants or awards of stock, including stock options, are individually determined and administered by the Committee.

     Following the completion of the Company's initial public offering, the Compensation Committee restructured the compensation arrangements with the Company's executive officers by adjusting the base salary for each executive officer to a level generally comparable to that of other companies in the freight industry, and implementing the Five-Year Executive Incentive Plan pursuant to which each executive officer is eligible to receive an annual cash bonus as described in more detail below. In fiscal 1996, awards to executive officers as a group reflected (i) the Company's record revenues and earnings, and (ii) continued progress toward strategic goals such as continued market expansion and enhancements to the Company's management information systems.

     Base Pay. Base pay is designed to be competitive with salary levels for comparable executive positions at other freight forwarding service companies and the Compensation Committee reviews such comparable salary information as one factor to be considered in determining the base pay for the Company's executive officers. Other factors the Compensation Committee considers in determining base pay for each of the executive officers are that officer's responsibilities, experience, leadership, potential future contribution, and demonstrated individual performance (measured against strategic management objectives such as maintaining customer satisfaction, strengthening market share, expanding the markets for the Company's services, enhancement of the Company's management information systems and the attainment of certain financial objectives). The types and relative importance of specific financial and other business objectives vary among the Company's executives depending on their positions and the particular operations and functions for which they are responsible. The Company's philosophy and practice is to place a significant emphasis on the incentive components of compensation.

     Annual Incentive Bonus. To establish baseline criteria for use in calculating the amount of cash bonuses paid to executive officers, the Company established a Five-Year Executive Incentive Plan in which each executive officer of the Company participates. Pursuant to this Plan, each executive officer of the Company is eligible to receive an annual cash bonus, the "target" level of which is set with reference to the Company-wide managers' bonus program and competitive conditions. These target levels are intended to motivate the Company's executives by providing bonus payments for the achievement of financial and operational goals within the Company's business plan. An executive receives a percentage of his target bonus, depending primarily upon the extent to which that executive has achieved the specific sales and operating goals for that executive that have been set by the Committee and the Board and included in the Five-Year Executive Incentive Plan. Although the Five-Year Executive Incentive Plan provides the Committee with specific criteria for use in determining bonuses, bonuses may exceed the target amount if the Company's performance in the judgment of the Committee exceeds the goals set forth in that Plan. Furthermore, the Committee may in its discretion consider business achievements and other criteria not set forth in the Five-Year Executive Incentive Plan in determining the final amount of the annual bonus to be paid to each executive officer. For the fiscal year ended September 30, 1996, all executive officers of the Company were paid 100% of their respective "target" amounts pursuant to the Five-Year Executive Incentive Plan.

     Long-Term Equity-Based Compensation. Long-term equity-based compensation is tied directly to shareholder return. Under the Company's Long-Term Incentive Plan, long-term incentive compensation consists of stock options, which generally vest in twenty percent increments in each of the five years following the date of the grant, although vesting can be accelerated if deemed appropriate by the Committee. The exercise price of stock options granted is equal to the fair market value of the Common Stock on the date of grant; accordingly, executives receiving stock options are rewarded only if the market price of the Common Stock appreciates. Stock options are thus designed to align the interests of the Company's executives with those of its shareholders by encouraging executives to enhance the value of the Company and, hence, the price of the Common Stock and each shareholder's return.

     In determining whether to grant executive officers stock options under the Plan, the Compensation Committee considers factors, including that executive's current ownership stake in the Company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those options would encourage the executive to remain with the Company and the value of the executive's service to the Company. During fiscal 1996, Mr. Roberts was the only executive officer granted options under the Plan, and certain of the vesting provisions of such options were accelerated. Taking into account Mr. Roberts' overall compensation and his share ownership level, the Compensation Committee determined that, given Mr. Roberts' responsibilities and his success during fiscal 1996 in expanding the Company's national account group, granting those options would, by increasing his ownership stake in the Company, reward his performance during fiscal 1996 in exceeding the criteria set forth in the Five-Year Incentive Plan and, by demonstrating the willingness of the Company to reward that performance, provide Mr. Roberts with additional incentives for future performance and increase his stake in enhancing the value of the Company.

     The Company may periodically grant new options to provide continuing incentive for future performance. In making the decision to grant additional options, the Compensation Committee would expect to consider factors such as the size of previous grants and the number of options held.

     Compensation of the Chief Executive Officer. In reviewing Mr. Crane's performance, the Committee focused primarily on the Company's outstanding performance in fiscal year 1996, which resulted from substantial increases in sales and earnings, and progress toward the achievement of various strategic and financial objectives identified above. Accordingly, Mr. Crane received an incentive bonus of $240,490.

     Mr. Crane's position as the founder of and a major shareholder in the Company provides an effective long-term performance incentive tied directly to shareholder return. Accordingly, he received no stock option awards.

     Executive compensation is an evolving field. The Compensation Committee monitors trends in this area, as well as changes in law, regulation and accounting practices, that may affect either its compensation practices or its philosophy. Accordingly, the Committee reserves the right to alter its approach in response to changing conditions.

                                                 The Compensation Committee

                                                    William P. O'Connell
                                                       Neil E. Kelley

SECTION 162(M) OF THE INTERNAL REVENUE CODE.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits (to $1 million per covered executive) the deductibility for federal income tax purposes of annual compensation paid to a company's chief executive officer and each of its other four most highly compensated executed officers. All options granted under the Company's Long-Term Incentive Plan in fiscal year 1996 will qualify for an exemption from the application of Section 162(m) of the Code, thereby preserving the deductibility for federal income tax purposes of compensation that may be attributable to the exercise of such options.

EMPLOYMENT ARRANGEMENTS

     Effective October 1, 1996, the Company entered into employment agreements with each executive officer listed below. The following chart shows the annual salaries that the executive officers listed therein will be paid by the Company commencing on the effective date of those employment agreements.

                  NAME AND CURRENT POSITION                     ANNUAL SALARY     EFFECTIVE DATE
--------------------------------------------------------------  -------------     ---------------
James R. Crane................................................    $ 521,066       October 1, 1996
  President, Chairman and Chief Executive Officer
Donald P. Roberts.............................................    $ 300,000       October 1, 1996
  Vice President, Director and Chief Marketing Officer
Douglas A. Seckel.............................................    $ 125,000       October 1, 1996
  Secretary/Treasurer, Director and Chief Financial Officer

     In addition to the base salaries set forth above, each of the employment agreements provides that the Company will, subject to certain conditions set forth therein, pay the executive an annual cash bonus pursuant to the terms of the Five-Year Executive Incentive Plan. Each of the above employment agreements continues in effect until terminated by either the Company or the executive pursuant to its terms. Both the Company and the executive have the right to terminate the agreement upon 30 days' written notice, and the Company has the right to terminate the agreement for cause immediately upon notice of such termination. Each agreement includes a covenant of the executive not to compete with the Company during the term of the agreement and for a period of up to two years following its termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For the fiscal year ended September 30, 1996, the Compensation Committee of the Board of Directors was comprised of Messrs. O'Connell and Kelley.

PERFORMANCE GRAPH

     The following graph presents a comparison of the yearly percentage change in the cumulative total return on the Common Stock over the period from November 30, 1995, the date of the Company's initial public offering, to September 30, 1996, with the cumulative total return of the S&P 500 Index and of the Dow Jones Air Freight/Couriers Index of publicly traded companies over the same period. The Dow Jones Air Freight/ Couriers Index consists of the following companies:
Air Express International Corporation, Airborne Freight Corporation, Atlas Air, Inc., Expeditors International of Washington, Inc., Federal Express Corporation and Pittston Burlington Group. The graph assumes that $100 was invested on December 1, 1995 in the Common Stock at its initial public offering price of $8.25 (as adjusted for the two-for-one stock split) per share and in each of the other two indices and the reinvestment of all dividends, if any.

     The graph is presented in accordance with SEC requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future financial performance.

                COMPARISON OF 10-MONTH CUMULATIVE TOTAL RETURN*
              AMONG EAGLE USA AIRFREIGHT, INC., THE S&P 500 INDEX
                  AND THE DOW JONES AIR FREIGHT/COURIERS INDEX

                                   EAGLE USA
      Measurement Period          AIRFREIGHT,                    DOW JONES AIR
    (Fiscal Year Covered)            INC.           S&P 500      FREIGHT/COURIERS
12/01/95                                100.00          100.00          100.00
9/30/96                                    315             115             102

*$100 Invested on 12/01/95 in Stock or Index
 (Including Reinvestment of Dividends).

                                   PROPOSAL 2

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed, and recommends the approval of the appointment of, Price Waterhouse LLP, who have been the Company's auditors since 1991, as independent public accountants for the fiscal year ending September 30, 1997. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

     Unless shareholders specify otherwise in the proxy, proxies solicited by the Board of Directors will be voted by the persons named in the proxy at the Annual Meeting to ratify the selection of Price Waterhouse LLP as the Company's auditors for 1997. The affirmative vote of a majority of the votes cast at the Annual Meeting will be required for ratification.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP.

OTHER BUSINESS

     As of the date of this proxy, the Board of Directors is not informed of any other matters, other than those above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Shareholders' proposals intended to be presented at the 1998 Annual Meeting must be received by the Company no later than September 12, 1997, for inclusion on the Company's proxy statement and form of proxy for that meeting. Shareholder proposals must also be otherwise eligible for inclusion.

                                            By Order of the Board of Directors

                                            /s/ DOUGLAS SECKEL
                                            -----------------------------------
                                            Douglas Seckel, Secretary

Dated: January 13, 1997
Houston, Texas

--------------------------------------------------------------------------------

                            EAGLE USA AIRFREIGHT, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                FEBRUARY 21, 1997
P
           The undersigned hereby appoints James R. Crane and Douglas A. Seckel, jointly and severally, proxies, with full power of
R substitution and with discretionary authority, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Eagle USA Airfreight, Inc. (the
O "Company") to be held on Friday, February 21, 1997, at The Hotel Sofitel, 425 North Sam Houston Parkway East, Houston, Texas 77060, at 10:00 a.m., or at any adjournment thereof, hereby revoking any
X      proxy heretofore given.

       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
Y DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTORS NAMED BELOW AND FOR THE APPROVAL OF PRICE WATERHOUSE LLP AS THE COMPANY'S ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997.

           The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

       1.  ELECTION OF DIRECTORS, NOMINEES:

           James R. Crane; Donald P. Roberts; Douglas A. Seckel; William P. O'Connell; Neil E. Kelley; and Frank J. Hevrdejs as directors, except as indicated below; or

                         [ ]  FOR          [ ]  WITHHELD

       For, except vote withheld from the following nominee(s):

       --------------------------------------------------------------------

       --------------------------------------------------------------------

       --------------------------------------------------------------------
             (Continued, and to be signed and dated, on reverse side)

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

--------------------------------------------------------------------------------

                             (Continued from front)

2. APPROVAL OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997

              [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

3. With discretionary authority as to such other matters as may properly come before the meeting.

                                              Date: ______________________, 1997

                                              __________________________________
                                              (Signature)

                                              __________________________________
                                              (Signature)

                                              Sign exactly as name appears
                                              hereon. (Joint owners should each
                                              sign. When signing as attorney,
                                              executor, officer, administrator,
                                              trustee, or guardian, please give
                                              full title as such.)

            PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY,
                         USING THE ENCLOSED ENVELOPE.

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